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                                                                   EXHIBIT 23.3




                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement of our report dated January 17, 1997, relating to the financial statements of Healthcare Acquisition Corp. and to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus.



RICHARD A EISNER & CO., LLP
New York, New York
February 19, 1997